Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3, numbers 333-154157 and 333-32966, and Form S-8, numbers 333-118320, 333-43080, 333-76849 and 333-73666), of our report dated October 1, 2010, with respect to the consolidated financial statements of GSI Group Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

October 1, 2010

Boston, Massachusetts